Exhibit 15.1

Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises Gateway Building Luchthaven Nationaal 1 J 1930 Zaventem Belgium
Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-221808, 333-165065, 333-165566, 333-169272, 333-171231, 333-172069, 333-178664, 333-188517, 333-192806, 333-201386 and 333-208634 on Form S-8 of our reports dated 15 March 2018, relating to the 2017 and 2016 consolidated financial statements and the retrospective adjustments to the 2015 financial statement disclosures of Anheuser-Busch InBev SA/NV (which report expresses an unqualified opinion and includes an explanatory paragraph regarding retrospective adjustments to the 2015 consolidated financial statement disclosures on segment information), and the effectiveness of Anheuser-Busch InBev SA/NV’s internal control over financial reporting as of 31 December 2017, appearing in this Annual Report on Form 20-F of Anheuser-Busch InBev SA/NV for the year ended 31 December 2017.

Zaventem, 19 March 2018

/s/ Joël Brehmen

DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises

BV o.v.v.e. CVBA / SC s.f.d. SCRL